UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure below under Item 2.03, which disclosure is incorporated into this Item 1.01 by reference, relating to agreements entered into in connection with the amendment of DDi Corp.’s revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2007, DDi Corp. (the "Company") and each of its wholly-owned domestic subsidiaries entered into an Amended and Restated Credit Agreement (the "Amendment") with General Electric Capital Corporation ("GECC") acting as agent. The Amendment extends the maturity date of the Company’s revolving credit facility (as amended, the "Credit Facility") to March 30, 2010. The Credit Facility has a maximum revolving credit line of $25 million. Availability under the Credit Facility is based on various liquidity and borrowing base tests including the Company’s eligible accounts receivable and inventory. The Company’s domestic wholly-owned operating subsidiaries are the borrowers under the Credit Facility. The Credit Facility is guaranteed by DDi Corp. and all of its domestic subsidiaries that are not borrowers under the Credit Facility. The Credit Facility is secured by the accounts receivable, inventories and other tangible and intangible personal property (other than equipment) of the borrowers, and by a pledge of the stock of the Company’s domestic subsidiaries.

Revolving credit advances under the Credit Facility bear interest at the prime rate. The Company can elect to have any new revolving credit advances, or convert any outstanding revolving credit advances, in excess of $1.0 million and in increments of $500,000, made as a LIBOR-based loan with a term of one, two, or three months at a rate of LIBOR plus 1.5%. The Amendment contains customary covenants including financial covenants regarding the Company’s fixed charge ratios and capital expenditures. There are also negative covenants regarding incurrence of additional debt, liquidation, merger or asset sales or changes in the Company’s business. The Credit Facility restricts the Company’s ability to pay cash dividends on its common stock and restricts its subsidiaries’ ability to pay dividends to the Company without the lender’s consent.

On March 30, 2007 the Company and its Canadian and U.S. subsidiaries entered into an amendment to the Company’s related Canadian credit facility with GE Canada Finance Holding Company, as agent and lender ("GE Canada") to extend the maturity of the Canadian credit facility to March 30, 2010 and to make other corresponding changes to conform the terms of the Canadian credit facility with the terms of the Amendment.

In connection with this transaction, the Company allowed both the Sovereign Circuits Revolving Credit Facility of $1.1 million and the Sovereign Circuits Capital Expenditures Credit Facility of $1.2 million with Key Bank to expire on March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

April 5, 2007	By:	Sally L. Goff

Name: Sally L. Goff
Title: Chief Financial Officer